Exhibit 99.2

COMPANY NUMBER: 7876075

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

[Aon] plc

COMPANY NUMBER: 7876075

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

[Aon] plc

(adopted by special resolution passed on          2012)

PRELIMINARY

Relevant model articles	1. The regulations in the relevant model articles shall not apply to the Company.

Definitions	2. In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006 including any modification or re-enactment of it for the time being in force;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors of the Company;

the board means the directors or any of them acting as the board of directors of the Company;

certificated share means a share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in certificated form shall be construed accordingly;

Class A Ordinary Shares has the meaning given to it in Article 6;

Class B Ordinary Shares has the meaning given to it in Article 6;

Class C Ordinary Shares has the meaning given to it in Article 6;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Depositary means any depositary, custodian or nominee approved by the board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by other individuals;

director means a director of the Company;

dividend means dividend or bonus;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

member means a member of the Company;

office means the registered office of the Company;

paid means paid or credited as paid;

Preference Shares has the meaning given to it in Article 6;

register means the register of members of the Company;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

uncertificated share means a share in the capital of the Company which is not held in physical certificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly; and

United Kingdom means Great Britain and Northern Ireland.

Construction

3.              References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date these Articles took effect) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL AND LIMITED LIABILITY

Limited liability	4. The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Shares with special rights

5.              Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Classes of share

6.              Subject to Article 5, and without limitation, the Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

(a)         Class A Ordinary Shares: Class A ordinary shares (the Class A Ordinary Shares) shall be denominated in US Dollars with a nominal value of US$0.01 each. Class A Ordinary Shares shall be issued with voting rights attached to them and each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company that have voting rights for voting purposes. Each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared. Each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up of the Company. Class A Ordinary Shares may be issued as redeemable shares, at the option of the board.

(b)         Class B Ordinary Shares: Class B ordinary shares (the Class B Ordinary Shares) shall be denominated in British Pounds Sterling with a nominal value of GBP£0.10 each (or such other nominal value as determined by the board). Class B Ordinary Shares may be issued with or without voting rights attached to them and, if with voting rights, each Class B Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company that have voting rights for voting purposes. Each Class B Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared. Each Class B Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up. Class B Ordinary Shares may not be issued as redeemable shares.

(c)          Class C Ordinary Shares: Class C ordinary shares (the Class C Ordinary Shares) shall be denominated in US Dollars with a nominal value of US$0.01 each. Class C Ordinary Shares shall be issued without voting rights attached to them. Each Class C Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared. Each Class C Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up. Class C Ordinary Shares may be issued as redeemable shares, at the option of the board.

(d)         Preference Shares: Preference shares (the Preference Shares) shall be denominated in US Dollars with a nominal value to be determined by the board. Preference Shares may be issued in one or more classes or series with or without voting rights attached to them, with the board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of the Company. The board may determine any other terms and conditions of the Preference Shares, including with regards to their rights: (i) to receive dividends (which may include, without limitation, the right to receive preferential or cumulative dividends); (ii) to distributions made by the Company on a winding up; and (iii) to be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices or at such rates of exchange and with such adjustments as may be determined by the board. Preference Shares may be issued as redeemable shares, at the option of the board.

Share warrants to bearer

7.              The board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

Conditions of issue of share warrants

8.              The board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)         a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed);

(b)         the bearer shall be entitled to attend and vote at general meetings; or

(c)          a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

No right in relation to share	9. The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.

Uncertificated shares	10. The board may permit the holding of shares in any class of shares in uncertificated form.

Not separate class of shares

11.       Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

Exercise of Company’s entitlements in respect of uncertificated share

12.       Where the Company is entitled under any provision of the Companies Acts or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts and these Articles:

(a)         to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and

(b)         to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

Section 551 authority

13.       The board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed period.

Section 561 disapplication

14.       The board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 13 as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to the allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount.

This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in this Article the words “pursuant to the authority conferred by Article 13” were omitted.

Allotment after expiry

15.       The Company may make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after an authority given pursuant to Article 13 or a power given pursuant to Article 14 has expired. The board may allot shares, or grant rights to subscribe for or convert any security into shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

Definitions

16.       In this Article 16 and Articles 13, 14 and 15:

prescribed period means any period for which the authority conferred by Article 13 is given by ordinary or special resolution stating the section 551 amount and/or the power conferred by Article 14 is given by special resolution stating the section 561 amount;

section 551 amount means, for any prescribed period, the amount stated as such in the relevant ordinary or special resolution; and

section 561 amount means, for any prescribed period, the amount stated as such in the relevant special resolution.

Allotment powers— section 551 authority

17.       The directors shall be generally and unconditionally authorised pursuant to section 551 of the Act to:

(a)         allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company, up to:

(i)             415,000,000 shares in respect of Class A Ordinary Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company;

(ii)          one (1) share in respect of Class C Ordinary Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(iii)       25,000,000 shares in respect of Preference Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(b)         make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article 17 and the directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

Allotment powers— section 561 authority

18.       The directors shall be generally empowered pursuant to section 570 and section 573 of the Act to allot equity securities (as defined in the Act) for cash, pursuant to the authorities conferred by Article 17 of these Articles as if section 561(1) of the Act did not apply to the allotment. This power:

(a)         expires (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company, but the Company may make an offer or agreement which would or might require equity securities to be allotted after expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement as if this power had not expired; and

(b)         shall be limited to the allotment of equity securities up to:

(i)             415,000,000 shares in respect of Class A Ordinary Shares;

(ii)          one (1) share in respect of Class C Ordinary Shares; and

(iii)       25,000,000 shares in respect of Preference Shares.

This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in the first paragraph of the words “pursuant to the authorities conferred by Article 17” were omitted.

Residual allotment powers

19.       Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 20:

(a)         all shares for the time being in the capital of the Company shall be at the disposal of the board; and

(b)         the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

Redeemable shares

20.       Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

Commissions

21.       The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised

22.       Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

POWERS OF ALLOTMENT

Circumstances where board may allot shares

23.       The purposes for which the board shall be able to exercise any power of the Company to allot shares in the capital of the Company shall include (without limitation) the raising of capital and shall also include (without limitation) where the Company does not require capital but where, in the opinion of the majority of the board members present at a duly convened board meeting, acting in good faith and on such grounds as the board shall genuinely consider reasonable, the purpose(s) for which the board in exercising the power of the Company to allot shares in the Company would be to improve the likelihood that:

(a)         the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(b)         any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;

(c)          any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares would be prevented; and/or

(d)         any potential acquisition or change of Control of the Company which would be likely to harm the prospects of the success of the Company for the benefit of its members as a whole, having had regard to the matters in section 172 of the Act, will be prevented.

For the purposes of this Article 23 a person shall be deemed to have control (Control) of the Company if he, either alone or with any group of affiliated or associated persons, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with any group of affiliated or associated persons, possesses or is entitled to acquire:

(e)          beneficial ownership of 20 per cent or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting; or

(f)           such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor), entitle him to receive 20 per cent or more of the income or assets so distributed; or

(g)          such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive 20 per cent or more of the assets of the Company which would then be available for distribution among the members.

For the purposes of this Article 23, person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and group of affiliated or associated persons shall have the meaning given to such terms under the United States federal securities laws, including the Securities Exchange Act of 1934, as amended from time to time.

For the purposes of this Article 23, a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent.

For the purposes of this Article 23, there shall be attributed to any person any rights or powers of a nominee for him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise on his direction or behalf.

For the purposes of this Article 23, beneficial ownership of any person or group of affiliated or associated persons shall have the meaning given to such term under the United States federal securities laws, including the Securities Exchange Act of 1934 (the Exchange Act), as amended from time to time.

VARIATION OF RIGHTS

Method of varying rights

24.       Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)         with the written consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b)         with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise.

When rights deemed to be varied

25.       For the purposes of Article 24, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)         the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)         the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares.

SHARE CERTIFICATES

Members’ rights to certificates

26.       Every member, on becoming the holder of a share shall be entitled, without payment, to one certificate for all the shares of each class held by him (and, on transferring a part of his holding of shares of any class, to a certificate for the balance of his holding of shares). He may elect to receive one or more additional certificates for any of his shares if he pays a reasonable sum determined from time to time by the board for every certificate after the first. Every certificate shall:

(a)         be executed under the seal or otherwise in accordance with Article 168 or in such other manner as the board may approve; and

(b)         specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement certificates

27.       If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

Company to have lien on shares

28.       The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of lien by sale

29.       The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale

30.       To give effect to that sale the board may authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the powers of the Company under Article 12 to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

31.       The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated share or an uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

Power to make calls

32.       Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call made	33. A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders	34. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

35.       If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls

36.       An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

37.       Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

38.       The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

Notice requiring payment of call

39.       If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

40.       If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited shares

41.       Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the powers of the Company under Article 12.The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

42.       A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is held in certificated form, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender

43.       The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

44.       The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Acts.

Evidence of forfeiture or surrender

45.       A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

Form and execution of transfer of share

46.       Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Transfers of partly paid shares

47.       The board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

Invalid transfers of shares

48.       The board may also refuse to register the transfer of a share:

(a)         unless the instrument of transfer:

(i)             is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(ii)          is in respect of only one class of shares; or

(iii)       is in favour of not more than four transferees;

(b)         if it is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share in accordance with Article 29; or

(c)          if it is a certificated share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires.

Notice of refusal to register

49.       If the board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company, together with reasons for the refusal.

No fee payable on registration	50. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers

51.       The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

TRANSMISSION OF SHARES

Transmission

52.       If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections permitted

53.       A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person.

If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

54.       The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

55.       A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 53, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 178. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

New shares subject to these Articles

56.       All shares created by increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

Fractions arising

57.       Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

GENERAL MEETINGS

Annual general meetings	58. The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

Class meetings

59.       All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)         the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all the members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

(b)         all votes shall be taken on a poll; and

(c) each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

Convening general meetings

60.       The board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Acts, the board shall promptly convene a general meeting in accordance with the requirements of the Companies Acts.

NOTICE OF GENERAL MEETINGS

Period of notice

61.       An annual general meeting shall be called by not less than 21 clear days’ notice and no more than 60 days’ notice. Subject to the provisions of the Companies Acts, all other general meetings may be called by not less than 14 clear days’ notice and no more than 60 days’ notice.

Recipients of notice

62.       Subject to the provisions of the Companies Acts, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

Contents of notice: general

63.       Subject to the provisions of the Companies Acts, the notice shall specify the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 66, which shall be identified as such in the notice) and the general nature of the business to be dealt with.

Contents of notice: additional requirements

64.       In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

Article 68 arrangements

65.       The notice shall include details of any arrangements made for the purpose of Article 68 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General meetings at more than one place

66.       The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)         participate in the business for which the meeting has been convened;

(b)         hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)          be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption or adjournment where facilities inadequate

67.       If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 66, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 81 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings

68.       The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance

69.       The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 68 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 68. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place andor time of meeting

70.       If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 66 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 66 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 66 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)         no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)         a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 107(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 107(b).

For the purposes of this Article 70, public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the board may deem appropriate in the circumstances.

Meaning of participate

71.  For the purposes of Articles 66, 67, 68, 69 and 70, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

Accidental omission to send notice etc.

72.  The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security

73.  The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

LIST OF MEMBERS FOR VOTING AT GENERAL MEETINGS

Preparation of shareholder list

74.  At least ten days before every general meeting, the secretary shall prepare a complete list of the members entitled to vote at the meeting. Such list shall be:

(a)         be arranged in alphabetical order;

(b)         show the address of each member entitled to vote at the meeting; and

(c)          show the number of shares registered in the name of each member.

Shareholder list to be available for inspection

75.  The list of members prepared in accordance with Article 74 shall be available during ordinary business hours for a period of at least ten days before the meeting for inspection by any member for any purpose relevant to the meeting. The notice of the meeting may specify the place where the list of members may be inspected. If the notice of the meeting does not specify the place where members may inspect the list of members, the list of members shall be available for inspection (at the discretion of the board) at either the Company’s registered office or on a website. The list of members shall be available for inspection by any member who is present at the meeting, at the place and for the duration, of the meeting.

PROCEEDINGS AT GENERAL MEETINGS

Quorum

76.  No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, quorum is the members who together represent at least the majority of the voting rights of all the members entitled to vote, present in person or by proxy, at the relevant meeting.

If quorum not present	77. If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may, subject to the provisions of the Companies Acts, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chairman

78.  The chairman, if any, of the board or, in his absence, any deputy chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting. If neither the chairman, deputy chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.

Directors entitled to speak

79.  A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

Adjournment: chairman’s powers

80.  The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. In addition (and without prejudice to the chairman’s power to adjourn a meeting conferred by Article 67), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

(a)         it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)         the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)          an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Adjournment: procedures

81.  Any such adjournment may, subject to the provisions of the Companies Acts, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 107 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 107(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 66 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

Amendments to resolutions

82.  If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)         at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, or

(b)         the chairman in his absolute discretion decides that the amendment may be considered and voted on.

Methods of voting—Poll voting entrenched

83.  A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

Conduct of poll

84.  Subject to Article 85, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken

85.  A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place as the chairman directs not being more than 30 days after the meeting.

Effectiveness of special resolutions	86. Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

PROPOSED SHAREHOLDER RESOLUTIONS

Content of member requests for requisitioned resolution and general meetings

87.  Where a member or members, in accordance with the provisions of the Act, request the Company to: (i) call a general meeting for the purposes of bringing a resolution before the meeting; or (ii) give notice of a resolution to be proposed at an annual general meeting, such request must, in each case and in addition to the requirements of the Act contain the following:

(a)         to the extent that that request relates to the nomination of a director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b)         to the extent that that request relates to any business other than the nomination of a director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the member(s) or the Member Associated Person therefrom; and

(c)           as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(i)            the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;

(ii)           the class and number of shares of the Company which are owned beneficially and of record by such member(s) and such Member Associated Persons, if any;

(iii)          whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, such member(s) or any such Member Associated Persons with respect to any shares of the Company (which information shall be updated by such member(s) as of the record date of the meeting not later than ten days after the record date for the meeting);

(iv)          a description of all agreements, arrangements and understandings between such member and such Member Associated Persons, if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a director or the proposal of any other business by such member(s) or such Member Associated Person, if any;

(v)           any other information relating to such member or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(vi)          to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or reelection as a director or the proposal of other business on the date of such request.

For purposes of this Article 87, a Member Associated Person of any member shall mean: (i) any person controlling, directly or indirectly, or acting in concert with, such member; (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such member; and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

88.  If a request made in accordance with Article 87 does not include the information specified in that Article or if a request made in accordance with Article 87 is not received in the time and manner indicated in Article 89 relevant in respect of the shares which the relevant member(s) hold (the member default shares) the member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to matters detailed in the request made in accordance with Article 87.

(B) the transfer is an approved transfer in accordance with Article 99(c).

Time for receiving requests

89.  Without prejudice the rights of any member under the Act, a member who makes a request to which Article 87 relates, must deliver any such request in writing to the secretary at the Company’s registered office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article.

For the purposes of the annual general meeting of the Company to be held in 2013, references in this Article 89 to the Company’s “preceding year’s annual general meeting” shall be construed as references to the annual general meeting of the Company held in 2012 or, if no such meeting is held, then such references shall be construed as references to the 2012 annual general meeting of Aon Corporation.

Notwithstanding anything in the foregoing provisions of this Article 89 to the contrary, in the event that the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a member’s notice required by this Article 89 shall also be considered as validly delivered in accordance with Article 89, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Company’s registered not later than 5.00p.m., local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

For purposes of this Article 89, public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the provisions of Article 87 or Article 88 or the foregoing provisions of this Article 89, a member shall also comply with all applicable requirements of the Companies Acts and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 87 or Article 88 and this Article 89. Nothing in Article 87 or Article 88 or this Article 89 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

VOTES OF MEMBERS

Right to vote on a poll

90.  Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

Votes of joint holders

91.  In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity

92.  A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Calls in arrears

93.  No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Members in default of s793 of the Act

94.  If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a)   in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)   in respect of the default shares:

(i)            no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 176; and

(ii)           no transfer of any default share shall be registered unless:

(A)          the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)          the transfer is an approved transfer.

Copy of notice to interested persons

95.  The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

96.  Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)   a notice of an approved transfer, but only in relation to the shares transferred; or

(b)   all the information required by the relevant section 793 notice, in a form satisfactory to the board.

Board may cancel restrictions	97. The board may at any time send a notice cancelling a direction notice.

Conversion of uncertificated shares	98. The Company may exercise any of its powers under Article 12 in respect of any default share that is held in uncertificated form.

Supplementary provisions

99.  For the purposes of this Article and Articles 94, 95, 96, 97 and 98:

(a)   a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Act which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)   the prescribed period is 14 days from the date of service of the section 793 notice; and

(c)   a transfer of shares is an approved transfer if:

(i)            it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act); or

(ii)           the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)          the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

Section 794 of the Act	100. Nothing contained in Article 94, 95, 96, 97, 98 or 99 limits the power of the Company under section 794 of the Act.
Errors in voting

101.  If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting

102.  No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Voting: additional provisions	103. On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy: form

104.        The appointment of a proxy shall be:

(a)   in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(A)          in hard copy form; or

(B)          in electronic form, to the electronic address provided by the Company for this purpose; or

(b)   in the case of a proxy relating to shares to which Article 104(a) does not apply:

(i)            in any usual form or in any other form or manner of communication which the board may approve. Subject thereto, the appointment of a proxy may be:

(A)          in hard copy form; or

(B) in electronic form, to the electronic address provided by the Company for this purpose.

Execution of proxy

105.  The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

Proxies: other provisions

106.  The board may, if it thinks fit, but subject to the provisions of the Companies Acts, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

Deliveryreceipt of proxy appointment

107.  Without prejudice to Article 70(b) or to the second sentence of Article 81, the appointment of a proxy shall:

(a)   if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)            in the notice convening the meeting; or

(ii)           in any form of proxy sent by or on behalf of the Company in relation to the meeting,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice or form of proxy.

(b)   if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Companies Acts or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)            in the notice convening the meeting; or

(ii)           in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)          in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)          on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Companies Acts) in any such method of notification.

The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

Authentication of proxy appointment not made by holder

108.  Subject to the provisions of the Companies Acts, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)   the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b)   that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

Validity of proxy appointment

109.  Subject to Article 108, a proxy appointment which is not delivered or received in accordance with Article 107 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Acts, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy

110.  A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Company not required to check proxy votes

111.  The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

Corporate representatives

112.  Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person:

(a)   where more than one authorised person purport to exercise a power in respect of the same shares:

(i)            if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii)           if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

Revocation of authority

113.  The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)   whether he counts in deciding whether there is a quorum at a meeting;

(b)   the validity of anything he does as chairman of a meeting;

(c)   the validity of a poll demanded by him at a meeting; or

(d)   the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 107(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 107(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

Duration of general authority

114.  A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless a contrary intention is stated in it.

BUSINESS COMBINATIONS

Shareholder approval of business combinations

115.  The adoption or authorisation of any Business Combination must be pre-approved by members of the Company representing at least two thirds in nominal value of the issued share capital of the Company (excluding shares held by the Company). The foregoing vote shall be in lieu of any lesser vote of the holders of the voting shares of the Company voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by law, these Articles or any agreement to which the Company is a party.

For the purposes of this Article 115, the term Business Combination shall mean the sale or lease or exchange of all or substantially all of the property and of the assets of the Company to any person.

NUMBER OF DIRECTORS

Limits on number of directors	116. The number of directors shall be as the board may determine from time to time, but shall be not less than seven and no more than twenty one.

APPOINTMENT OF DIRECTORS

Annual re- election	117. Subject to Article 118, the directors shall be elected at each annual general meeting of the Company.
Eligibility for election	118. Each director elected shall hold office until his successor is elected or until his earlier resignation or removal in accordance with Article 122, Article 133 or Article 134.

119.  No person shall be appointed a director at any general meeting unless:

(a)   he is recommended by the board; or

(b)   notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company in accordance with Article 87 and Article 89 or section 338 of the Act of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

Separate resolutions on appointment

120.  Except as otherwise authorised by the Companies Acts, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

Additional powers of the Company

121.  Subject to Article 116, Article 117 and Article 122, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Contested election

122.  In the event that at a meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a director (each a Director Resolution) that exceeds the total number of directors that are to be appointed to the board at that meeting (the Board Number), the persons that shall be appointed shall: first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of directors so appointed equals the Board Number.

123.  Article 122 shall not apply to any resolution proposed to be voted on at a meeting in respect of the proposed removal of an existing director and appointment of a person instead of the person so removed, which pursuant to Article 134 and the Act shall be proposed as an ordinary resolution.

Appointment by board

124.  The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term. Any director so appointed shall hold office until his successor is elected or until his earlier resignation or removal in accordance with Article 122, Article 133 or Article 134.

No share qualification	125. A director shall not be required to hold any shares in the capital of the Company by way of qualification.

POWERS OF THE BOARD

Business to be managed by board

126.  Subject to the provisions of the Companies Acts and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by Company of voting rights

127.  The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

CHANGE OF THE COMPANY’S NAME

Change of the Company’s name	128. The Company’s name may be changed by resolution of the board.

DELEGATION OF POWERS OF THE BOARD

Committees of the board

129.  The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.

Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Local boards etc.

130.  The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

131.  The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including title “director”

132.  The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualification as a director

133.  A person ceases to be a director as soon as:

(a)           that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

(b)           a bankruptcy order is made against that person;

(c)           a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)           a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)           by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)           notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms; or

(g)           that person dies.

Power of Company to remove director

134.  The Company may, without prejudice to the provisions of the Companies Acts, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article.

NON-EXECUTIVE DIRECTORS

Arrangements with non- executive directors

135.  Subject to the provisions of the Companies Acts, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Any such agreement or arrangement may be made on such terms as the board determines.

Ordinary remuneration	136. Each non-executive director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional remuneration for special services

137.  Any director who does not hold executive office and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine.

DIRECTORS’ EXPENSES

Directors may be paid expenses

138.  The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

EXECUTIVE DIRECTORS

Appointment to executive office

139.  Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to be the holder of any executive office (including, without limitation, to hold office as president, chief executive officer and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office

140.  Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to be determined by the board

141.  The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS’ INTERESTS

Authorisation under s175 of the Act

142.  For the purposes of section 175 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

(a)           any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(b)           the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

For the purposes of the Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

Director may contract with the Company and hold other offices etc

143.  Provided that he has disclosed to the board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:

(a)           may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)           may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)           may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i)            in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)           with which he has such a relationship at the request or direction of the Company.

Remuneration, benefits etc.

144.  A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)           the acceptance, entry into or existence of which has been approved by the board pursuant to Article 142 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)           which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 143;

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

Notification of interests	145. Any disclosure required by Article 143 may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Act.

Duty of confidentiality to another person

146.  A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the board pursuant to Article 142. In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:

(a)           to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(b)           to use or apply any such information in performing his duties as a director of the Company.

Consequences of authorisation

147.  Where the existence of a director’s relationship with another person has been approved by the board pursuant to Article 142 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

(a)           absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)           makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

Without prejudice to equitable principles or rule of law

148.  The provisions of Articles 146 and 147 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)           disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)           attending meetings or discussions or receiving documents and information as referred to in Article 147, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions

149.  The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

150.  Without prejudice to the provisions of Article 211, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)           a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)           a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

151.  No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 247 of the Act

152.        The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Act.

PROCEEDINGS OF THE BOARD

Convening meetings

153.         Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. Questions arising at a meeting shall be decided by a majority of votes. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

Quorum

154.         The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be a majority of the directors then in office. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum

155.         The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and deputy chairman

156.         The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board

157.         All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

Resolutions in writing

158.         A resolution in writing agreed to by all the directors entitled to vote at a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a)    a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Companies Acts for a document in the relevant form; and

(b)    the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose.

Meetings by telephone etc.

159.         Without prejudice to the first sentence of Article 153, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.

Directors’ power to vote on contracts in which they are interested

160.         Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution concerns one or more of the following matters:

(a)    the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)    the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)    a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)    a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e)    a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)    a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

161.         The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

Division of proposals

162.         Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of chairman final and conclusive

163.         If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

SECRETARY

Appointment and removal of secretary

164.         Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

Minutes required to be kept

165.         The board shall cause minutes to be recorded for the purpose of:

(a)    all appointments of officers made by the board; and

(b)    all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting.

Conclusiveness of minutes

166.         Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

Authority required for execution of deed

167.         The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

Certificates for shares and debentures

168.         The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

REGISTERS

Overseas and local registers

169.         Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts

170.         Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)    any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)    any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c)    any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

Declaration of dividends

171.         Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends

172.         Subject to the provisions of the Companies Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may:

(a)    pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)    pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Declaration and payment in different currencies

173.         Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

Apportionment of dividends

174.         Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie

175.         A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Scrip dividends: authorising resolution

176.         The board may, if authorised by an ordinary resolution of the Company (the Resolution), offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 177 or, subject to those provisions, specified in the Resolution.

Scrip dividends: procedures

177.         The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 176.

(a)    The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)    Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share). For this purpose, the value of each new share shall be:

(i)       equal to the average quotation for the Company’s ordinary shares, that is, the average of the middle market quotations for those shares on the New York Stock Exchange or other exchange or quotation service on which the Company’s shares are listed or quoted as derived from such source as the board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent business days; or

(ii)      calculated in any other manner specified by the Resolution,

but shall never be less than the par value of the new share.

A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(c)    On or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d)    The board shall not proceed with any election unless the board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)    The board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)    The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article. For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.

(g)    The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(h)    No fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i)     The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(j)     The board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Permitted deductions and retentions

178.         The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

Procedure for payment to holders and others entitled

179.         Any dividend or other moneys payable in respect of a share may be paid:

(a)    in cash; or

(b)    by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)    by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)    by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

Joint entitlement

180.         If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)    pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)    for the purpose of Article 179, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

181.         A cheque or warrant may be sent by post:

(a)    where a share is held by a sole holder, to the registered address of the holder of the share; or

(b)    if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)   if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 196; or

(d)   in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk

182.  Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 179.

Interest not payable	183. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of unclaimed dividends

184.  Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise	185. The board may with the authority of an ordinary resolution of the Company:

(a)   subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)   appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)   apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(d)   allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)   where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)    authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)    the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)   the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(g)   generally do all acts and things required to give effect to the ordinary resolution.

RECORD DATES

Record dates for dividends etc.	186. Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the board may:

(a)   fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)   for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 186 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)   for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

ACCOUNTS

Rights to inspect records

187.  No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts

188.  Subject to the Companies Acts, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

Summary financial statements

189.  Subject to the Companies Acts, the requirements of Article 188 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and containing the information prescribed by the Companies Acts and any regulations made under the Companies Acts.

COMMUNICATIONS

When notice required to be in writing	190. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.

Methods of Company sending notice

191.  Subject to Article 190 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Companies Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Companies Acts shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

Methods of member etc. sending document or information

192.  Subject to Article 190 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)   the determined form and means are permitted by the Companies Acts for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Companies Acts; and

(b)   unless the board otherwise permits, any applicable condition or limitation specified in the Companies Acts, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Companies Acts for authentication of a document or information sent in the relevant form.

Notice to joint holders

193.  In the case of joint holders of a share any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

Deemed receipt of notice

194.  A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

195.  The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission

196.  A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice

197.  Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title.

Proof of sending/when notices etc. deemed sent by post

198.  Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. A document or information sent by the Company to a member by post shall be deemed to have been received:

(a)   if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

(b)   in any other case, on the second day following that on which the document or information was posted.

When notices etc. deemed sent by hand	199. A document or information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address.

Proof of sending/when notices etc. deemed sent by electronic means

200.  Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

When notices etc. deemed sent by website	201. A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)   when the document or information was first made available on the website; or

(b)   if later, when the member is deemed by Article 198, 199 or 200 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

No entitlement to receive notice etc if Company has no current address

202.  A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to him by the Company by a provision of the Companies Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a) on at least two consecutive occasions; or (b) on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article applies shall become entitled to receive such documents or information when he has given the Company an address to which they may be sent or supplied.

DESTRUCTION OF DOCUMENTS

Power of Company to destroy documents	203. The Company shall be entitled to destroy:

(a)         all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)         all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)          all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)         all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)          all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)           all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents	204. It shall conclusively be presumed in favour of the Company that:

(a)         every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 203 was duly and properly made;

(b)         every instrument of transfer destroyed in accordance with Article 203 was a valid and effective instrument duly and properly registered;

(c)          every share certificate destroyed in accordance with Article 203 was a valid and effective certificate duly and properly cancelled; and

(d)   every other document destroyed in accordance with Article 203 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e)   the provisions of this Article and Article 203 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)    nothing in this Article or Article 203 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 203 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 203; and

(g)   any reference in this Article or Article 203 to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED MEMBERS

Power to dispose of shares of untraced members	205. The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)   during the period of 12 years before the date of the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)   the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)   during the relevant period and the period of three months following the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

Transfer on sale

206.  To give effect to any sale pursuant to Article 205, the board may (a) authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or (b) where the shares are held in uncertificated form, do all acts and things it considers necessary and expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer

207.  An instrument of transfer executed by that person in accordance with Article 206 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 206(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

208.  The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.

WINDING UP

Liquidator may distribute in specie	209. If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)   divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)   vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)   determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

Disposal of assets by liquidator

210.  The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNITY

Indemnity to directors and officers

211.  Subject to the provisions of the Companies Acts, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Companies Acts.

DISPUTE RESOLUTION

Exclusive jurisdiction of English courts

212.  The courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity as such against the Company and/or the board and/or any of the directors individually or collectively, arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

Governing law	213. The governing law of these Articles is the law of England and these Articles shall be interpreted in accordance with English law.

For the purposes of Articles 212 and 213 director shall be read so as to include each and any director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director of the Company.